EXHIBIT 10(w)


                             FPL GROUP, INC.
                         SPLIT DOLLAR AGREEMENT


THIS AGREEMENT, made as of this       day of           , 19   by and
between FPL GROUP, INC., a Corporation with its principal place of business at 700 Universe Boulevard, Juno Beach, Florida 33408, (hereinafter referred
to as the "Corporation"), and [                  , (hereinafter referred to
as the "Participant")] or [ ________ as Trustees of the __________ Trust (hereinafter referred to as "Trustee" and "Trust," respectively) as established by __________ (hereinafter referred to as the "Participant")].

WHEREAS, the Participant is a valued employee of the Corporation and the Corporation wishes to secure, for itself, the benefits of a continuing association with the Participant; and

WHEREAS, the Participant is expected to perform his or her duties in a capable and efficient manner, resulting in substantial growth and productivity to the Corporation.

[WHEREAS, the Participant has established the above-mentioned Trust for the benefit of the Trust beneficiaries, and which has the power and authority to enter into this Agreement through its properly named Trustee.]

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

INSURANCE COVERAGE         1. The Corporation will enter into one or
                              more contracts of insurance on the life of the Participant to be listed on an Exhibit A.

PREMIUM PAYMENTS           2. On or before the due date of each premium
                              payment on the Policies, or within the grace period provided therein, the Corporation shall pay the full amount of the premium to the insurance company providing the insurance coverage. The Corporation shall require that the [Participant] [Trustee] make periodic contributions in an amount determined from time to time by the Corporation, and such contributions shall continue during the Participant's term of employment and shall cease at the termination of Participant's employment. [The Corporation may permit such contributions to be made by the Participant on behalf of the Trust.]

BENEFICIARY DESIGNATION   3.  Contemporaneously with the execution
                              of this Agreement, the [Participant] [Trustee] has executed a Beneficiary Designation form setting forth the name or names of the beneficiary or beneficiaries ("Beneficiary") entitled to receive benefits hereunder. The
                              [Participant] [Trustee] shall have the right, from time to time, to change the Beneficiary by executing a Beneficiary Designation form and submitting it to the Corporation, or to irrevocably assign this right to a third party, which party shall then become subject to the terms of this Agreement. [Notwithstanding the above, the Beneficiary Designation of the Participant's spouse shall automatically be revoked in the event the marriage is dissolved between the Participant and such spouse. However, subsequent to such automatic revocation, the Participant shall be permitted to make a new Beneficiary
                              Designation with respect to the former spouse.]

DEATH BENEFITS            4.  The Participant's Beneficiary shall be
                              entitled to the following as a Death Benefit:

                              a.  In the event of the Participant's death
                                  [prior to Retirement (as defined in
                                  paragraph 5,) or, for L.J. Kelleher,
                                  during employment or after Retirement, but prior to age 65] the Beneficiary shall receive from the death proceeds of the Policies an amount equal to two and one-half times the Participant's current annual base salary determined as of the most recent Plan Anniversary Date during employment; the amount of the benefit shall then be rounded up to the next multiple of five hundred dollars ($500.00).

                              b.  In the event of the Participant's death
                                  [after Retirement or, for L.J. Kelleher, on or after age 65] and prior to Termination of this Agreement, the Beneficiary shall receive from the death proceeds of the Policies an amount [equal to one-half times the Participant's annual base salary determined as of Participant's Retirement or, for L.J. Kelleher, determined in accordance with a schedule based on age at time of death; ranging from 180% at age 65 of Participant's
                                  Base Salary at Retirement to 160% at
                                  age 66, 140% at age 67, 120% at age 68
                                  and 100% at age 69 and thereafter.]

                                  All death proceeds of the Policies
                                  remaining after the payment of Death
                                  Benefits to the Beneficiary shall be
                                  paid directly to the Corporation.

RETIREMENT                5.  Retirement shall mean either:

                              a.  for those Participants who were either,
                                  45 years of age or older or who have at
                                  least twenty (20) years of service with
                                  the Corporation as of December 31, 1992, and were employed by the Corporation as of December 31, 1992, termination of employment with the Corporation on or after attaining the earlier of the following:

                                  (i)    attain age 50 with at least
                                         fifteen (15) years of service;
                                  (ii)   attain age 55 with at least
                                         ten (10) years of service;
                                  (iii)  attain age 65 with at least
                                         five (5) years of service; or

                              b.  for any other Participant other than
                                  those covered under subparagraph a above, termination of employment on or after attaining age 55 with at least ten (10) years of service.

                                  For purposes of this Agreement, the terms
                                  "years of service" shall have the same
                                  meaning as "Vesting Years of Service,"
                                  as set forth in the Pension Plan for
                                  Employees of Florida Power & Light
                                  Company, as may be amended from time to
                                  time (the "Pension Plan").

PLAN ANNIVERSARY DATE     6.  Plan Anniversary Date shall be every
                              January 1st, subsequent to the date this Agreement is executed.

TERMINATION OF AGREEMENT  7.  a.  This Agreement shall terminate upon the earlier of:  (a) the termination
                                  of Participant's employment which does
                                  not qualify as Retirement, and (b) the
                                  later of (i) termination of
                                  Participant's employment which
                                  qualifies as Retirement, (ii) the
                                  completion of ten (10) years from the
                                  date of this Agreement, or (iii)
                                  Participant's age 65.

                              b.  If this Agreement is terminated under
                                  clause (b) of subparagraph (a) above,
                                  the Corporation shall assign all of
                                  its rights, title and interest in the
                                  Policies under this Agreement (i) to
                                  the [Participant] [Trustee], or (ii) to
                                  the owner of the right to receive the
                                  [Participant's] [Trustee's] portion of
                                  the death benefit as set forth in
                                  paragraph 4 above, if that right has
                                  been irrevocably assigned by the
                                  [Participant] [Trustee].

                              c.  At the time of the assignment by the
                                  Corporation under subparagraph (b) above, the amount of the cash value of the Policies shall be at least equal to the sum of the following:

                                  i)    using reasonable actuarial
                                        assumptions as of the Termination
                                        of this Agreement, the cash value
                                        necessary to maintain the level of
                                        benefits specified in subparagraph
                                        b of paragraph 4 until the
                                        Participant's age 95; and,

                                  ii)   .35 times the difference between the
                                        cash value of the Policies at the
                                        time of assignment under this
                                        paragraph, and the total of all
                                        Participant contributions pursuant
                                        to paragraph 2 above.

OWNERSHIP OF POLICY       8.  The Corporation shall be the sole and
                              absolute owner of the Policies during the term of this Agreement as set forth in paragraph 7 above, even though the Participant may have terminated employment with the Corporation, and may exercise all ownership rights granted to the owner thereof by the terms of the Policies, except as may be provided herein, provided however, that the rights and possessions in the Corporation of such Policies shall terminate upon the assignment described in paragraph 7b above. The Corporation shall keep possession of the Policies. The
                              Corporation shall have all ownership rights in the Policies except the right to name a Beneficiary for the portion of the death proceeds as set forth in paragraph 4 above, and such ownership rights shall include, without limitation, the right to borrow the cash value of the Policies without the consent of the [Participant] [Trustee].

STATUS OF AGREEMENT       9.  The benefits payable under this Agreement
                              shall be independent of, and in addition to, any other employment agreement that may exist from time to time between the parties hereto, [or between the Corporation and the Participant] unless such employment agreement specifically refers to this
                              Agreement therein, or any other
                              compensation payable by the Corporation to the Participant, whether as salary, bonus or otherwise. This Agreement shall not be deemed to constitute a contract of employment between [the parties hereto] [the
                              Corporation and the Participant], nor shall any provision hereof restrict the right of the Corporation to discharge the Participant, or restrict the right of the Participant to terminate his employment, except as to the vesting of benefits under paragraph 7.

REVOCATION AND AMENDMENT  10.  This Agreement may be revoked or be amended in whole or in part by a written notice signed by FPL Group, Inc. except that no change, revocation or amendment shall effect [the benefits due and payable in relation to] any Participant who has retired.

CONSTRUCTION              11.  This Agreement is a Florida contract and
                               shall be construed and enforced in
                               accordance with the laws of the State of Florida. This Agreement is subject to certain provisions of Title I of the Employee Retirement Income Security Act of
                               1974 ("ERISA") and as such, the Corporation shall provide the [Participant] [Trustee] with plan procedures pertaining to claims by [Participants] [the Trustee] or
                               Beneficiaries.  The Employee Benefit Plans
                               Administrative Committee, as defined in the Pension Plan, shall have the sole and absolute discretion to interpret this
                               Agreement and its provisions, and the
                               interpretation by the Employee Benefit Plans
                               Administrative Committee shall be binding on all parties. The terms of this Agreement shall be read so that the singular shall include the plural and the plural shall include the singular.

IN WITNESS WHEREOF, the said Corporation has caused this Agreement to be signed in its corporate name by its duly authorized officer, and properly attested to, and the said [Participant] [Trustee] has hereunto set his hand, all as of the day and year first above written.

                          FPL GROUP, INC.


               BY:
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                  [PARTICIPANT] [TRUSTEE(S)]:


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                  [NAME]